EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Wednesday, February 4, 2004

Critical Path Announces 2003 Fourth Quarter and Year-End Results

SAN FRANCISCO (February 4, 2004) – Critical Path, Inc. (Nasdaq: CPTH), a global provider of digital communications software and services, today announced financial results for the fourth quarter and year ended December 31, 2003.

     Revenues for the fourth quarter of 2003 were $20.0 million, up 23% from $16.2 million in the third quarter of 2003. Cash operating expenses, which exclude amortization, depreciation and restructuring charges, were $23.4 million, as compared to $21.8 million in the third quarter of 2003.

     Based on Generally Accepted Accounting Principles (GAAP) in the United States, net loss attributable to common shares for the fourth quarter of 2003 was $18.1 million, or $0.89 per share, compared to $18.6 million, or $0.92 per share in the third quarter of 2003.

     Earnings before interest, taxes, depreciation and amortization, adjusted to exclude special charges (Adjusted EBITDA), amounted to a loss of $3.5 million in the fourth quarter of 2003, compared to an Adjusted EBITDA loss of $5.6 million in the third quarter of 2003.

     “We are very pleased to see our revenues up from the previous quarter,” said William McGlashan, Jr., chairman and chief executive officer of Critical Path. “We saw continued business from existing customers such as Wind, ENI, Telecom Italia Media, O2, SK Communications and Banca Intesa and gained new customers such as the German Army and several telecommunications carriers in Europe and South America.”

     Revenues for fiscal year 2003 were $72.3 million, compared with $87.1 million in 2002. Cash operating expenses, excluding special charges, amortization and depreciation, were $94.8 million, compared with $108.8 million in 2002.

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Critical Path Announces 2003 Fourth Quarter and Year-End Results/2

     GAAP net loss attributable to common shares for the year was $74.6 million, or $3.73 per share, compared with a net loss attributable to common shares of $131.8 million, or $6.78 per share, in 2002.

     Adjusted EBITDA, excluding special charges, for the year amounted to a loss of $22.5 million, compared with an Adjusted EBITDA loss of $21.7 million in 2002.

     As of December 31, 2003, the Company’s cash and cash equivalents totaled $19.0 million as compared with its September 30, 2003 balance of $18.2 million. During the quarter the Company raised $10 million in proceeds through a financing with General Atlantic Partners and repaid $2.6 million of its line of credit facility with Silicon Valley Bank. Subsequent to the quarter, the Company raised an additional $15 million through a financing with Apex Capital and Passport Capital.

Regulation G

The Company uses both GAAP and non-GAAP metrics to measure its financial results. It utilizes two primary non-GAAP metrics: cash operating expenses and Adjusted EBITDA. The most directly comparable GAAP measures are revenues and net income (loss), respectively. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for cash operating expenses and Adjusted EBITDA are in the Alternative Measurement Reconciliation table below.

Conference Call

Critical Path will host a conference call on Wednesday, February 4, 2004, to discuss the financial results for the fourth quarter of 2003. Those who would like to participate in this conference call should dial 877-231-3543 (in USA) or +1 706-634-1329 (international) prior to 4:50pm EST. The conference call and its replay will also be available via Web cast from the Company’s Web site, www.criticalpath.net. A telephone replay of the conference call will be available for seven days

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Critical Path Announces 2003 Fourth Quarter and Year-End Results/3

following the call. To access the replay, please dial 800-642-1687 (in USA) or +1 706-645-9291 (international) and give the passcode 5229892. The Web cast and this earnings release will be available on the Company’s Web site for twelve months following the conference call.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These are statements that relate to future events and include, but are not limited to, continued business from existing customers and the acquisition of new customers. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our success in raising sufficient capital to continue operations, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions and capacity constraints, software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov). The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders

# # #

Contact Information

For Reporters and Editors:	For Investors:
Critical Path, Inc.	Critical Path, Inc.
Jim Fulton	Investor Relations
415.541.2524	415.541.2619
jim.fulton@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net

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Critical Path Announces 2003 Fourth Quarter and Year-End Results/4

CRITICAL PATH, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2002	2003

	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$33,498	$18,984
Short-term marketable securities	5,583	—
Accounts receivable, net	22,818	16,880
Other current assets	4,030	4,664

Total current assets	65,929	40,528
Long-term marketable securities	3,990	—
Equity investments	357	—
Property and equipment, net	18,142	14,821
Goodwill	6,613	6,613
Restricted cash	2,729	—
Other assets	6,246	5,763

Total assets	$104,006	$67,725

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$31,857	$25,777
Deferred revenue	10,272	8,856
Line of credit facility	—	2,298
Capital lease and other obligations, current	3,323	1,721

Total current liabilities	45,452	38,652
Deferred revenue	516	1,343
Convertible subordinated notes payable	38,360	38,360
Convertible secured note payable	—	10,016
Capital lease and other obligations, long-term	1,332	1,295

Total liabilities	85,660	89,666

Mandatorily redeemable preferred stock	26,900	51,546

Shareholders’ deficit	(8,554)	(73,487)

Total liabilities, mandatorily redeemable preferred stock and shareholders’ deficit	$104,006	$67,725

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Critical Path Announces 2003 Fourth Quarter and Year-End Results/5

CRITICAL PATH, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2002	2003	2003	2002	2003

Net revenues
Software license	$7,436	$4,264	$7,201	$35,176	$22,104
Hosted messaging	5,886	4,583	4,619	24,893	19,444
Professional services	3,958	2,574	3,366	11,593	12,315
Maintenance and support	4,554	4,744	4,776	15,471	18,434

Total net revenues	21,834	16,165	19,962	87,133	72,297

Cost of net revenues
Software license	1,246	541	1,008	2,682	4,068
Hosted messaging	6,468	6,196	6,631	29,303	26,193
Professional services	3,018	2,734	3,109	10,020	12,203
Maintenance and support	2,121	1,263	1,224	8,670	5,803
Amortization of purchased technology	4,630	—	—	18,522	—
Stock-based expense — Hosted messaging	60	—	—	590	8
Stock-based expense — Professional services	26	—	—	222	3
Stock-based expense — Maintenance and support	49	—	—	413	6

Total cost of net revenues	17,618	10,734	11,972	70,422	48,284

Gross profit	4,216	5,431	7,990	16,711	24,013

Operating expenses
Sales and marketing	10,342	7,150	6,834	43,604	31,224
Research and development	4,320	4,608	5,003	19,649	19,047
General and administrative	3,792	3,228	2,829	22,128	12,603
Amortization of goodwill and other intangible assets	6,206	—	—	24,784	—
Stock-based expense — Sales and marketing	240	—	—	3,877	18
Stock-based expense — Research and development	152	—	—	1,214	15
Stock-based expense — General and administrative (1)	61	—	5,082	3,681	5,091
Restructuring and other expense	1,629	953	1,852	3,168	6,886

Total operating expenses	26,742	15,939	21,600	122,105	74,884

Loss from operations	(22,526)	(10,508)	(13,610)	(105,394)	(50,871)
Non-operating expenses
Interest and other income (expense), net	(5,049)	(3,944)	(774)	(5,852)	(7,619)
Interest expense	(492)	(852)	(932)	(2,748)	(3,336)
Gain (loss) on investments, net	(1,530)	—	200	(1,530)	549
Equity in net loss of joint venture	—	—	—	(1,408)	—

Total non-operating expenses	(7,071)	(4,796)	(1,506)	(11,538)	(10,406)

Loss before provision for income taxes	(29,597)	(15,304)	(15,116)	(116,932)	(61,277)
Provision for income taxes	(724)	(273)	(102)	(979)	(856)

Net loss	(30,321)	(15,577)	(15,218)	(117,911)	(62,133)
Accretion on mandatorily redeemable preferred stock	(3,837)	(3,025)	(2,917)	(13,904)	(12,446)

Net loss attributable to common shares	$(34,158)	$(18,602)	$(18,135)	$(131,815)	$(74,579)

Net loss per share attributable to common shares — basic and diluted	$(1.74)	$(0.92)	$(0.89)	$(6.78)	$(3.73)

Weighted average common shares outstanding (2)	19,639	20,126	20,415	19,445	20,020

(1)	Includes $5,056 related to the settlement of litigation during the fourth quarter of 2003.

(2)	The share and per-share amounts have been retroactively restated to give effect to the one-for-four reverse stock split, effected on August 1, 2003, of the Company’s authorized and outstanding common stock and of all shares of common stock subject to stock options and warrants.

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Critical Path Announces 2003 Fourth Quarter and Year-End Results/6

CRITICAL PATH, INC.
Alternative Measurement Reconciliations
(Unaudited)
(In thousands)

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2002	2003	2003	2002	2003

Adjusted EBITDA (1)
Net loss attributable to common shares	$(34,158)	$(18,602)	$(18,135)	$(131,815)	$(74,579)
Adjustments
Cost of net revenues
Depreciation	3,407	3,107	2,593	18,149	11,848
Amortization of purchased technology	4,630	—	—	18,522	—
Stock-based expense — Hosted messaging	60	—	—	590	8
Stock-based expense — Professional services	26	—	—	222	3
Stock-based expense — Maintenance and support	49	—	—	413	6
Operating expenses
Depreciation	1,914	810	616	9,075	4,506
Amortization of intangible assets	6,206	—	—	24,784	—
Stock-based expense — Sales and marketing	240	—	—	3,877	18
Stock-based expense — Research and development	152	—	—	1,214	15
Stock-based expense — General and administrative	61	—	5,082	3,681	5,091
Restructuring and other expense	1,629	953	1,852	3,168	6,886
Non-operating expenses
Interest and other income and expense, net
Change in fair-value of preferred stock instrument	5,280	4,920	720	7,440	12,200
Other income and expense, net	(231)	(976)	54	(1,588)	(4,581)
Interest expense	492	852	932	2,748	3,336
Loss (gain) on investments, net	1,530	—	(200)	1,530	(549)
Equity in net loss of joint venture	—	—	—	1,408	—
Provision for income taxes	724	273	102	979	856
Accretion on mandatorily redeemable preferred stock	3,837	3,025	2,917	13,904	12,446

Total non-cash and non-operating adjustments (2)	30,006	12,964	14,668	110,116	52,089

Adjusted EBITDA (1)	$(4,152)	$(5,638)	$(3,467)	$(21,699)	$(22,490)

Cash Operating Costs
Net loss attributable to common shares	$(34,158)	$(18,602)	$(18,135)	$(131,815)	$(74,579)
Adjustments
Total net revenues	(21,834)	(16,165)	(19,962)	(87,133)	(72,297)
Total non-cash, restructuring and non-operating adjustments (2)	30,006	12,964	14,668	110,116	52,089

Cash Operating Costs	$(25,986)	$(21,803)	$(23,429)	$(108,832)	$(94,787)

(1)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude non-cash stock-based charges, extraordinary restructuring expenses, accretion on redeemable convertible preferred stock and other non-operating expenses.

(2)	Total non-cash, restructuring and non-operating adjustments is defined in the Adjusted EBITDA table presented above.